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                                   APPENDIX II

                   PIMCO Policies and Procedures Applicable to
                     The Disclosure of Information Regarding
               The Portfolio Holdings of Funds that PIMCO Advises

                            Effective January 6, 2005

I.   Introduction

This document sets forth the policies and procedures to be followed by Pacific Investment Management Company LLC ("PIMCO") and its officers, directors and employees (hereinafter collectively referred to as "Employees") regarding the disclosure of non-public information about the portfolio holdings of various registered investment companies and collective investment vehicles for which PIMCO serves as an investment advisor or sub-advisor, including, but not limited to, the PIMCO Funds: Pacific Investment Management Series ("PIMS") and the Private Account Portfolio Series ("PAPS" ), the PIMCO Variable Insurance Trust ("PVIT"), the PIMCO Funds: Global Investor Series plc ("GIS"), the PIMCO Luxembourg Trust ("Luxembourg"), the EQT PIMCO Funds ("Australia"), and various "Private Sponsored and Unsponsored Funds" (such as StocksPLUS, L.P.), the PIMCO Global Relative Value Fund ("GRV"), various U.S. Sub-Advised 1940 Act Funds, the PIMCO Bermuda Trusts ("Bermuda"), the PIMCO Cayman Trusts ("Cayman"), and PIMCO-sponsored and unsponsored 1940 Act Closed End Funds (the "Closed End Funds") (collectively the "Funds").

These Policies and Procedures are intended to protect the confidentiality of each Fund's non-public portfolio holdings, to prevent the misuse and selective disclosure of such information, and to help ensure compliance by PIMCO and the Funds with the federal securities laws, including the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the rules promulgated thereunder and general principles of fiduciary duty.

II. General Policies Regarding the Disclosure of Non-public Information About the Portfolio Holdings of Funds PIMCO Advises

No PIMCO Employee shall disclose non-public information regarding the specific portfolio holdings of any Fund to any person outside of PIMCO, except as permitted by the portfolio holdings policy set forth for that Fund or Fund group in Part III and Table A hereto.

If a Fund or a Fund's advisor has adopted a more restrictive policy regarding the disclosure of non-public information about its portfolio holdings, then PIMCO and its Employees shall follow that policy with respect to the portfolio holdings information of that Fund.

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The foregoing prohibitions are not intended to and do not restrict or prevent:

A. The disclosure of relevant information to a Fund's service provider, including an advisor or sub-advisor to a Fund, that requires access to such information in order to fulfill its contractual duties to that Fund.

B. The disclosure of any information that may be required by applicable federal or state law, a court order or any applicable EDGAR filing requirement established by the SEC.

C. The disclosure of non-specific information and/or summary information (e.g., on a composite basis) about the holdings of one or more Funds. Except as permitted above, such information shall not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Fund's portfolio.

Any other exceptions to the foregoing prohibition must be approved by PIMCO's Chief Legal Officer or Chief Compliance Officer.

III. Permitted Disclosure of a Fund's Portfolio Holdings Information

With respect to each Fund or group of Funds described on Table A hereto, PIMCO and its Employees shall be permitted to disclose information about each Fund's specific portfolio holdings after the dates described on Table A. Table A may be revised from time to time as additional Funds are added or deleted or disclosure policies are updated. If a date described on Table A falls on a weekend or other non-business day, such information shall be available for disclosure on the following business day.

IV.  Remedial Actions for Violations of These Policies and Procedures

Any PIMCO Employee who violates the policies and procedures set forth herein shall be subject to remedial action under the PIMCO Code of Ethics, which may include the imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. PIMCO's Chief Legal Officer and Chief Compliance Officer shall have the ultimate authority to determine whether an Employee has violated these policies and procedures and, if so, the remedial action they consider appropriate or required by law, rule or regulation. In making their determination, the Chief Legal Officer and the Chief Compliance Officer shall consider, among other factors, the gravity of the Employee's violation of these policies and procedures, the frequency of such violations by the Employee, whether any violation caused harm or the potential or harm to a Fund, the efforts of the Employee to cooperate with their investigation and the efforts of that Employee to correct any conduct that led to the violation.

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                                     TABLE A

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Fund or Fund Group                    Disclosure Permitted
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PIMS, PVIT, GIS, Luxembourg           No sooner than 15 calendar days after
                                      quarter end.
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Australia                             No sooner than 15 calendar days after
                                      month end.
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PAPs, GRV Fund, Private Sponsored     No sooner than 5 calendar days after month
and Unsponsored Funds                 end.
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U.S. Sub-Advised 1940 Act Funds       Information available daily to the sponsor
                                      or other entity designated by the sponsor.
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Bermuda Funds                         Portfolio holdings information is
                                      available to any shareholder upon request
                                      as of the end of each month and made
                                      available no sooner than 10 calendar days
                                      after month-end. Additionally, certain
                                      funds serve as underlying investment
                                      vehicles for subscription only by other
                                      collective investment vehicles. Portfolio
                                      holdings information is available on a
                                      daily basis to investment advisers and
                                      management companies to these collective
                                      investment vehicles. All such collective
                                      investment vehicle subscribers must agree
                                      to maintain this information confidential.
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Cayman Funds                          Portfolio holdings information is
                                      available to any shareholder upon request
                                      as of the end of each month and made
                                      available no sooner than 10 calendar days
                                      after month-end. Additionally, certain
                                      funds serve as underlying investment
                                      vehicles for subscription only by other
                                      collective investment vehicles. Portfolio
                                      holdings information is available on a
                                      daily basis to investment advisers and
                                      management companies to these collective
                                      investment vehicles. All such collective
                                      investment vehicle subscribers must agree
                                      to maintain this information confidential.
                                      Shareholders of the Cayman Funds: Global
                                      LIBOR Plus
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                                      (U.S. Dollar-Hedged) Fund, the Multiple
                                      Discipline Fund, and the U.S. Total Return
                                      Fund may receive portfolio holdings weekly
                                      upon request as of the last Japanese
                                      business day of each week and made
                                      available no sooner than 3 calendar days
                                      after the last Japanese business day of
                                      each week.
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Closed End Funds                      For sponsored closed end funds, inquiries
                                      regarding holdings should be directed to 1-866-746-2606 solely for the most recent semi-annual and/or annual report or www.pcmfund.com for PCM or www.rcsfund.com for RCS; for unsponsored closed end funds, inquiries regarding holdings should be directed to 1-800-426-0107 or
                                      www.pimcofunds.com solely for the most
                                      recent semi-annual and/or annual report.
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